As filed with the Securities and Exchange Commission on September 10, 2008

Registration No. 333- 9798

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

_____

BP p.l.c.

(Exact name of registrant as specified in its charter)

England (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

1 St. James’s Square

London SW1Y 4PD, England

(Address of principal executive offices)

BP Employee Savings Plan

Management Incentive Program of

BP Amoco Corporation and its Participating Subsidiaries

1991 Incentive Program of

BP Amoco Corporation and its Participating Subsidiaries

Amoco Fabrics and Fibers

Company Salaried 401(k) Savings Plan

Amoco Fabrics and Fibers Company

Hourly 401(k) Savings Plan

(Full title of plans)

_____

Suzanne R. Sawada
Vice-President
BP America Inc.
4101 Winfield Road
Warrenville, Illinois 60555
(630) 821-2419
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

With a copy to: Rupert M. Bondy Group General Counsel and Executive Vice-President BP p.l.c. 1 St. James’s Square London SW1Y 4PD, England +44 (20) 7496 4452

The Amoco Fabrics and Fibers Company Salaried 401(k) Savings Plan and the Amoco Fabrics and Fibers Company Hourly 401(k) Savings Plan were merged into the BP Employee Savings Plan (formerly the BP Amoco Savings Plan) effective December 31, 2004.

The Registrant hereby amends this Registration Statement to remove from registration any of the ordinary shares of BP p.l.c. and interests in the plans that remain unsold as of the date of this Post-Effective Amendment No. 2.

BP p.l.c.

By:	/s/ David D. J. Pearl

David D.J. Pearl, Deputy Company Secretary

BP EMPLOYEE SAVINGS PLAN

By: Plan Administrator

/s/ Richard J. Dorazil

Richard J. Dorazil, Vice-President
Total Rewards Western Hemisphere

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